CODE OF ETHICS FOR JACKSON NATIONAL LIFE DISTRIBUTORS LLC

Introduction - Establishment & Purpose of the Code of Ethics

Jackson National Life Distributors LLC (“JNLD”) has adopted and approved this Code of Ethics (“Code”) in accordance with the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended (“1940 Act”).

JNLD, in its capacity as principal underwriter for certain registered investment management companies (each a “Fund,” collectively “Funds”), holds all of its associates to a high standard of integrity and business practices. JNLD strives to avoid conflicts of interest or the appearance of conflicts of interest in connection with its dealings with the Funds.

In view of the foregoing, and of the provisions of Rule 17j-1 under the 1940 Act, JNLD has determined to adopt this Code to specify and prohibit certain types of actions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish internal reporting requirements and enforcement procedures. If any officer, director, trustee, manager, or associate of JNLD is unsure, or has questions or concerns, about engaging in a particular course of action or certain conduct or activities that are, or may be, covered by this Code, such person should consult the JNLD Chief Compliance Officer (or his/her designee) prior to engaging in such course of action, conduct or activities. Except for sections dealing strictly with Access Persons, this Code of Ethics shall apply to all associates of JNLD.

1.0 Definitions

1.1 Adviser

“Adviser” means the investment advisers to the Funds. It does not include any investment sub-advisers of the Funds.

1.2 Supervised Persons

“Supervised Persons” include:

(i) FINRA-registered directors, officers, trustees, and managers of JNLD, or other persons occupying a similar status or performing similar functions; and
(ii) FINRA-registered associates of JNLD.

1.3 Access Persons

“Access Persons” include:

(i) Any trustee or manager of the Funds1, and any officer or manager of the Funds; and
(ii) Any director, officer or associate of the JNLD who in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of a Security by any Fund, or whose functions or duties, in the ordinary course of business provide access to nonpublic information regarding portfolio holdings of the Funds.

1  A trustee or manager of the Funds (Disinterested Person - which includes the Funds’ independent managers and trustees) does not need approval to open a brokerage account and does not need to pre-clear and report Securities transactions, unless the manager or trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee or manager of the Funds, should have known that, during the fifteen (15) day period immediately preceding or after the date of the transaction, such Security was purchased or sold by any Fund or was being considered by the such Fund or the Adviser for purchase or sale by such Fund.  The Chief Compliance Officer (or his/her designee) may then require the Disinterested Person to complete and submit all of the foregoing forms and reports.

Internal Use Only. Not for Public Distribution.
1 of 14	rev. 03/2013

Note: With the exception of certain individuals at the Advisers2 that hold FINRA securities licenses through JNLD, no individuals at JNLD have been deemed Access Persons.

Note: A person does not become an Access Person simply by virtue of customarily assisting in the preparation of public reports, or receiving public reports, but may by receiving information about current or prospective fund/portfolio recommendations, trading, transactions, or holdings. The Chief Compliance Officer (or his/her designee) shall determine those persons who are Access Persons of the Funds and/or JNLD. Those Access Persons subject to reporting under another Code of Ethics shall not be required to file the paperwork required under this Code.

Note: The Funds’ officers who are affiliates of JNLD, and employees of the Advisers, are subject to the separate Code of Ethics adopted pursuant to Rule 17j-1 by the Advisers. JNLD has determined that the standards established by the Advisers’ Codes of Ethics may be appropriately applied to personnel that may be considered Access Persons of the Advisers and JNLD.

Note: For further information related to Supervised Persons and Access Persons, please see Exhibit C attached hereto.

1.4 Security Held Or To Be Acquired

A “Security held or to be acquired” by a Fund means any Security which, within the most recent fifteen (15) days: (i) is or has been held by any Fund; or (ii) is being or has been considered by such Fund for purchase.

1.5 Beneficial Ownership

“Beneficial Ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, includes accounts of a spouse, minor children, and any other relatives (parents, adult children, brothers, sisters, etc.) who reside in an Access Person’s home. Beneficial Ownership shall also include those persons whose investments the Access Person directs or Controls, whether the person lives with the Access Person or not, as well as, accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains or may obtain from a direct or indirect pecuniary interest. A person does not derive a direct or indirect pecuniary interest by virtue of serving as a trustee or executor unless he/she or a member of his/her immediate family has a vested interest in the income or corpus of the trust or estate.

Note: An Access Person will be deemed to have Beneficial Ownership of an account(s), based on the foregoing definition, and such account(s) will be subject to the reporting requirements set forth herein, and may be subject to the pre-clearance requirements set forth herein.

1.6 Chief Compliance Officer

“Chief Compliance Officer” means the Chief Compliance Officer of JNLD.

1.7 Compliance Program and Manual

“Compliance Program and Manual” means the compliance policies and procedures, and other materials, for JNLD.

2.  The Chief Compliance Officer(s) for the Advisers shall provide periodic certifications to the Chief Compliance Officer for JNLD relating to Access Persons’ compliance with the Code of Ethics.

Internal Use Only. Not for Public Distribution.
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1.8 Control

“Control” means the power to exercise a controlling influence over the management or policies of the Funds, unless such power is solely the result of an official position with the Funds.

1.9 Purchase Or Sale Of A Security

“Purchase or sale of a Security” Means a change in ownership of a Security or the options of such Security.

1.10 Security

“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

1.11 Being Considered For Purchase Or Sale

A Security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

1.12 Personal Investment Transaction

“Personal Investment Transaction” means a transaction by an Access Person for the direct or indirect purchase or sale of a Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

1.13 Limited Offering or Private Placement

A “Limited Offering” or “Private Placement” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 or 506 under Regulation D of the Securities Act of 1933, as amended.

1.14 Automatic Investment Plan

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

1.15 Reportable Fund

“Reportable Fund” means an investment company (mutual fund) advised by the Adviser, and includes certain investment companies that are part of the “Qualified Retirement Plan” For JNLD and its affiliates.

2.0 Statement of General Fiduciary Principles and General Prohibitions

2.1 Fiduciary Principles

JNLD establishes the following general principles to guide the actions of its trustees, managers, directors, officers and associates:

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(i) All personal transactions in securities by the Supervised Persons and/or Access Persons of JNLD must be accomplished so as to avoid even a potential conflict of interest on the part of such personnel with the interests of the Funds.
(ii) All Supervised Persons and Access Persons of JNLD must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the JNLD or the Funds, or that otherwise bring into question such person’s independence and/or judgment.
(iii) Information concerning the identity of security, Fund, or portfolio holdings and related investment and financial information of the Funds or any of its portfolios is highly confidential, and all of the Supervised Persons and Access Persons must treat such information accordingly and not disclose such information to any third party external to the Funds, except pursuant to a duly authorized and appropriately protective written agreement.
(iv) All Supervised Persons and Access Persons are prohibited from taking personal advantage of their knowledge of recent or impending securities activities of the Funds, its Adviser or any of its sub-advisers.
(v) All of the Supervised Persons and Access Persons must carry out their responsibilities with respect to the Funds in compliance with the Federal Securities Laws.

2.2 Non-Compliance Or Violation

Any non-compliance with or violation of the general fiduciary principles and/or general prohibitions (set forth herein) may result in the imposition of sanctions upon such Supervised Person pursuant to Section 6 herein. In addition to the specific prohibitions contained in this Code, each Supervised Person and Access Person is subject to a general requirement not to engage in any act or practice that would defraud the Funds and/or its Shareholders.

Note: This Code does not attempt to identify all possible conflicts of interests, and literal compliance with each of the specific procedures will not shield a Supervised Person or an Access Person from liability for personal trading or other conduct that violates the fiduciary duty owed to the Funds and its Shareholders.

3.0 Prohibitions & Limitations on Personal Securities Transactions

3.1 Maintain Confidentiality

It is a policy of JNLD and the Funds that information with respect to prospective or current portfolio transactions of any Fund shall be kept confidential. No Supervised Person or Access Person shall take personal advantage of any information concerning prospective or actual portfolio transactions in any manner that might prove detrimental to the interests of the Funds. No non-public or confidential information regarding the Funds, the Adviser, JNLD or any associated parties may be improperly disclosed.

3.2 No Personal Investment Transactions Based on an Access Person’s Position with the Adviser and the Funds

No Access Person shall use his or her position with JNLD, the Advisers and/or the Funds to gain personal benefit through work relationships. “Federal Securities Laws” is generally understood to include the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, the 1940 Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Internal Use Only. Not for Public Distribution.
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(i) No Access Person shall attempt to cause any Fund to purchase, sell or hold a particular security when that action may reasonably be expected to create a personal benefit to the Access Person.
(ii) An Access Person shall not contact a sub-adviser to gain non-public information related to the Funds’: (A) intra-day portfolio holdings; (B) intra-day Securities transactions; and/or (C) proposed Securities transactions, to facilitate a Personal Investment Transaction. In addition, no Access Person shall use such person’s position to gain personal knowledge of the Funds’: (X) intra-day portfolio holdings; (Y) intra-day Securities transactions; and/or (Z) proposed Securities transactions to facilitate a Personal Investment Transaction.

3.3 No Personal Investment Transactions Based on Inside Knowledge

No Supervised Person or Access Person shall engage in a Personal Investment Transaction with respect to any Security which to his or her actual knowledge at the time of such transaction:
(i) Is being considered for purchase or sale by any Fund; or
(ii) Is the subject of a pending buy or sell order by any Fund.

3.4 No Fraud or Manipulative Practices

No Supervised Person or Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Fund:
(i) Employ any device, scheme or artifice to defraud such Fund;
(ii) Make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(iii) Engage in act, practice, or course of business which operates or would operate as a fraud or deceit upon such Fund; and/or
(iv) Engage in any manipulative practice with respect to such Fund.

3.5 No Short-Term Trading

No Access Person shall engage in short-term trading which is the purchase and sale (or sale and purchase) of the same (or equivalent) Securities within a thirty (30) calendar days period, unless such trading: (i) is within one of the Exempt Transactions set forth in Section 4 herein; (ii) is in an option or future on a Securities index (index options and futures); or (iii) is approved by the Chief Compliance Officer (or his/her designee) pursuant to a written exception prior to the second portion of such short-term trade being initiated. Unless a written exception is obtained from the Chief Compliance Officer (or his/her designee), any profits realized on such short-term trading shall be disgorged, as determined by the Chief Compliance Officer (or his/her designee).

3.6 No Insider Trading

In accordance with JNLD’s Insider Trading Policies and Procedures, no Supervised Person or Access Person shall directly or indirectly, purchase or sell securities or investments while in possession of “material non-public information” (sometimes referred to as “inside information”). Nor shall such Person disclose such information to any third party or furnish investment advice or information to any person or entity where such advice or information is based upon or influenced by, or furnished while in possession of, such material non-public or inside information. Any Person who has any questions concerning whether particular information received or obtained is “material, nonpublic” should refer to JNLD’s Insider Trading Policies and Procedures, and consult the Chief Compliance Officer (or his/her designee).

3.7 Limits on Options or Futures

Internal Use Only. Not for Public Distribution.
5 of 14	rev. 03/2013

No Access Person shall engage in any Personal Investment Transaction for the purchase or sale of any option or future on any individual Security held or acquired by the Funds.

3.8 No Short-Selling of Prudential plc Securities

No Supervised Person or Access Person shall engage in any Personal Investment Transaction involving the “short-selling” of Prudential plc Securities (NYSE Ticker Symbol PUK).

3.9 Limits on Private Placements and Limited Offerings

No Supervised Person or Access Person may directly or indirectly acquire beneficial ownership in any Securities in a Limited Offering or Private Placement without prior written approval from the Chief Compliance Officer (or his/her designee). In addition, no Access Person shall participate in any consideration of whether a Fund should invest in securities of an issuer in which such Access Person has invested through a Limited Offering or Private Placement without disclosing such investment of the Access Person to the other participants and the Chief Compliance Officer (or his/her designee). Under such circumstances, the decision by a Fund to purchase securities of the issuer shall be subject to the independent review by appropriate personnel of the Adviser, and appropriate sub-adviser, having no personal interest in the matter.

3.10 Limits on Gifts

Regarding gifts, Supervised Persons and Access Persons shall follow procedures as set forth in the JNLD Written Supervisory Procedures & Non-Cash Compensation Policies and Procedures. The receipt of an occasional lunch, dinner, ticket to a sporting event, or other de minimis gift is acceptable, provided it is within the guidelines of JNLD’s Non-Cash Compensation Policies and Procedures.

3.11 Limits on Serving as a Director

No Access Person shall serve on the board of directors of any publicly traded company, unless prior authorization therefore by the JNLD Board of Managers has been given. Where such approval is given, such Person is prohibited, during the period of such service, and for a six (6) month period thereafter from: (i) engaging in any communication regarding such company with any other Supervised Person; and (ii) causing any Fund with respect to which he/she has any daily or periodic responsibilities to purchase any security issued by such company.

3.12 Limits on Initial Public Offerings

No Supervised Person or Access Person shall engage in any Personal Investment Transaction for the acquisition of a Security in an initial public offering (“IPO”), unless prior written approval is obtained from the Chief Compliance Officer (or his/her designee).

4.0 Compliance Procedures and Pre-Clearance Requirements

4.1 Pre-Clearance of Personal Investment Transactions

Unless such proposed Personal Investment Transactions are exempt from the pre-clearance requirements of this Code, pursuant to Section 4.3 herein, no Access Person shall engage in a Personal Investment Transaction unless such transaction has been submitted to, and approved in writing, by the Chief Compliance Officer (or his/her designee) in advance of the transaction. Prior to engaging in a Personal Investment Transaction, an Access Person must be aware that:

Internal Use Only. Not for Public Distribution.
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(i) All requests for prior clearance must provide the information set forth on the standard “Request for Authorization of a Personal Investment Transaction” (otherwise know as the “Pre-Clearance Form”), a copy of such form is attached hereto as Exhibit A. Such requests shall generally be made in writing or by email, although in special circumstances telephone requests may be made so long as the required information is provided.
(ii) Prior clearance of a Securities transaction is effective for three (3) business days from and including the date clearance is granted. JNLD shall retain a record of the approval of, and rationale supporting, any direct or indirect acquisition by an Access Person of a beneficial interest in such Securities.

4.2 Considerations for Approval

The Chief Compliance Officer (or his/her designee) shall make all such approvals only after making a determination that:

(i) The proposed transaction would not be inconsistent with this Code;
(ii) That such purchase or sale would only be remotely potentially harmful to the Funds because it would be very unlikely to affect a highly institutional or liquid market, or that it would not be economically related to the Securities to be purchased, sold or held by any Fund; and
(iii) That the Access Person does not have any personal knowledge of any of the
Funds’: (a) intra-day portfolio holdings; (b) intra-day Securities transactions; and/or (c) proposed Securities transactions.

In the case of a proposed Personal Investment Transaction for the acquisition by an Access Person of a Security in a Limited Offering or Private Placement, the Chief Compliance Officer (or his/her designee) shall confer with appropriate senior officers of the Adviser and/or sub-adviser to determine whether such investment opportunity should be reserved for the Funds, as applicable; and the Chief Compliance Officer (or his/her designee) shall not approve such transaction if it appears to him/her, after appropriate inquiry, that:
(iv) The opportunity should be reserved for the Funds; or
(v) Such opportunity has been offered to the Access Person by virtue of his/her position with the Fund Companies.

4.3 Transactions Exempt From Pre-Clearance Requirements

The following Personal Investment Transactions are exempt from the pre-clearance requirements:

(i) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (typically investment advisory accounts where the Assess Person does not have discretionary authority).
(ii) Automatic Investment Plans, however, any transaction that overrides the pre-set schedule or allocations of such Automatic Investment Plan may require preclearance and may be included in a Quarterly Transaction Report.
(iii) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
(iv) Purchase or sales of Securities which at the time of such purchase or sale, are included in a Fund, which has as its investment objective, the replication of an index of Securities. In addition, purchases and sales in options and futures on a Securities index (index options and futures).
(v) Purchases or sales of open-end investment companies (i.e. mutual funds)

Internal Use Only. Not for Public Distribution.
7 of 14	rev. 03/2013

4.4 Other Requirements

The Chief Compliance Officer (or his/her designee) may formulate and implement additional procedures as necessary to carry out the provisions of this Code, including the adoption of appropriate questionnaires and reporting forms reasonably designed to provide sufficient information to determine whether any provisions of this Code are violated. Such procedures may include measures reasonably necessary to monitor the Securities trading activities of Access Persons after approval of Personal Investment Transactions pursuant to Section 4 herein.

4.5 Reporting Violations

Any person becoming aware of a violation or an apparent violation of this Code of Ethics shall promptly report such matter to the Chief Compliance Officer (or his/her designee) who shall report the matter to the Chief Compliance Officer of the Funds (or his/her designee).

5.0 Reporting Requirements of Supervised Persons and/or Access Persons

5.1 Approval for the Establishment of a Brokerage Account

Every Supervised Person and/or Access Person must receive approval from the Chief Compliance Officer (or his/her designee) prior to opening or maintaining a personal brokerage account. Prior to opening or maintaining any such personal brokerage account at a broker/dealer, bank, or other financial institution, the Supervised Persons or Access Person shall:

(i) Immediately notify the Chief Compliance Officer (or his/her designee) of the intent to open such personal brokerage account;
(ii) Complete and submit a “Personal Securities Account Notification Form;” and
(iii) Work with the Compliance Department to direct each broker/dealer, bank, or other financial institution through whom such Supervised Person or Access Person engages in any Personal Investment Transaction to supply the Chief Compliance Officer (or his/her designee) with duplicate copies of periodic statements of all securities accounts.

5.2 Initial Holdings Report

The requirement for disclosure of Initial Holdings shall be met by the receipt of duplicate statements as referenced in Section 5.1(iii).

5.3 Quarterly Transactions Report

The requirement for disclosure of Quarterly Transactions shall be met by the Duplicate Statement request referenced in Section 5.1 (iv).

5.4 Annual Holdings Reports

The requirement for disclosure of Annual Holdings Reports shall be met by the Duplicate Statement request referenced in Section 5.1 (iv).

5.5 Annual Certification

Each Supervised Person and Access Person shall complete an “Annual Certification,” certifying, in writing, that such Access Person:

(i) Has read and understands this Code;
(ii) Recognizes that he or she is subject thereto;
(iii) Has complied with all requirements thereof; and

Internal Use Only. Not for Public Distribution.
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(iv) Has disclosed or reported all Personal Investment Transactions and Securities holdings required to be disclosed or reported pursuant to the requirements herein.

Note: Any such reports may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

5.6 Access Person and Exceptions from Reporting Requirements

An Access Person is not required to make any report or pre-clear transactions with respect to the following Securities:

(i) Shares of registered open-end investment companies (i.e., mutual funds) that are not reportable funds
(ii) Shares of money market funds or money market instruments as may be designated by the Chief Compliance Officer (or his/her designee);
(iii) Shares or units of any unit investment trust that is invested exclusively in one or more open-end investment companies (i.e., variable products investing in mutual funds) that are not reportable funds;
(iv) Direct obligations of the Government of the United States;
(v) Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
(vi) Those securities transactions effected for any account over which such Access Person does not have any direct or indirect influence; and
(vii) Those Securities transactions effected pursuant to an Automatic Investment Plan, however, any transaction that overrides the pre-set schedule or allocations of such Automatic Investment Plan may require pre-clearance and may be included in a Quarterly Transaction Report.

Note: Please consult Exhibit B, attached hereto, for an overview of pre-clearance and reporting requirements.

5.7 Notification of Reporting Obligations

The Chief Compliance Officer (or his/her designee) will identify all Access Persons of JNLD who are required to make reports (including existing or potential violations) under this Code and inform such persons of their reporting obligations.

6.0 Sanctions

The JNLD Board of Managers shall review any material violations of this Code of Ethics and may adopt and apply whatever sanctions it may determine appropriate in respect of such violation upon prior review and recommendation by the Chief Compliance Officer (or his/her designee).  Such sanctions or penalties may include, but are not limited to: a letter of censure, warnings, fines, and/or suspension or termination of the employment of the violator.

7.0 Record Maintenance

7.1 Records to be Maintained by JNLD

JNLD shall, at its place of business, maintain the following records for a period of five (5) years:

(i) A copy of this Code of Ethics and any Code of Ethics adopted pursuant to Rule 17j-1 under the 1940 Act which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

Internal Use Only. Not for Public Distribution.
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(ii) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;
(iii) Any records of written acknowledgments or receipt of the Code and any amendments or supplements thereto;
(iv) A copy of each report made by a Supervised Person or Access Person pursuant to this Code of Ethics (including any brokerage confirmation and account statements made or furnished in lieu of such report) shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place;
(v) A list of all Access Persons of JNLD who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;
(vi) A copy of requests for prior clearance of Securities transactions as the Chief Compliance Officer (or his/her designee) shall from time to time receive and any records of decisions approving Access Persons’ participation in IPOs or private placements; and
(vii) Copies of all reports provided to the JNLD Board of Directors concerning the Code, including a copy of each report required by Section 4.4 of this Code.

7.2 Timeframe

JNLD must maintain records of any decisions, and the reasons supporting the decision, to approve transactions or trading by Supervised Persons or Access Persons involving Securities under this Code, for at least five (5) years after the end of the fiscal year in which the approval is granted, the first two (2) years in an easily accessible location.

7.3 Confidentiality

All reports of Securities transactions and any other information filed with JNLD pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the SEC, FINRA, State or similar regulatory agencies.

Internal Use Only. Not for Public Distribution.
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Exhibit A
Request for Authorization of a Personal Investment Transaction
(To be completed by any Access Person prior to any applicable personal trade)

Name: ___________________________________________________________________________

Phone Ext: _______________________________________________________________________

Position: _________________________________________________________________________

Date of Proposed Transaction: ________________________________________________________

Name of the issuer: _________________________________________________________________
Dollar Amount: ____________________________________________________________________
Number of Securities: _______________________________________________________________

Nature of Transaction (Buy or Sell)1 ___________________________________________________

Are you or a member of your immediate family an officer or director of the issuer of the Securities, or an affiliate2 of the issuer?   [  ] Yes [] No

If Yes, please describe: ______________________________________________________________
________________________________________________________________________________

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the Security3: ____________________________________________________
________________________________________________________________________________

Are you aware of any material non-public information4 regarding the Security or the issuers? [  ] Yes     [  ] No

Do you have any personal knowledge, or have you had any personal knowledge, of the Funds’ intra-day portfolio holdings, intra-day Securities transactions, or proposed Securities transactions?
[  ] Yes     [  ] No

Does this transaction involve a private placement?                                           [  ] Yes     [  ] No

Is the Security being purchased part of an Initial Public Offering?                   [  ] Yes     [  ] No

Do you beneficially own 5% or more of the outstanding voting Securities of the issuer?  [  ] Yes     [  ] No

1 If other than a market order, please describe any proposed limits

2 For purposes of this question, “affiliate” includes (i) any entity that directly or indirectly owns, controls, or holds the power to vote 5% or more of the outstanding voting Securities of the issuer, and (ii) any entity under common control with the issuer

3 A “professional relationship” includes the provision of legal counsel or accounting services. A “business relationship” includes the provision of consulting services or insurance coverage

4 Material non-public information is more fully described in JNLD’s Insider Trading Policies and Procedures

Internal Use Only. Not for Public Distribution.
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Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposes transaction and Securities held or to be acquired by the Funds that may be relevant to a determination as to the existence of a potential conflict of interest1?     [  ] Yes     [  ] No

If Yes, please describe: __________________________________________________________________
_____________________________________________________________________________________

Signature: _________________________________

Date: _____________________________________

Approval or Denial of Personal Trading Request
(To be completed by the Chief Compliance Officer or his/her designee)

_____	Approved. The proposed transaction appears to be consistent with the policies described in the Code of Ethics. Pre-Clearance is granted from and including:

_______________________ through _______________________

_____
Denied. The proposed transaction does not appear to be consistent with the policies described in the Code of Ethics and/or the conditions necessary for approval of the proposed transaction have not been satisfied. Pre-Clearance is denied.

Signature: _________________________________

Title: _____________________________________

Date: _____________________________________

1 Facts that would be responsive to this question include, for example, the receipt of “special favors” from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other Securities. Another example would be investment in Securities of a limited partnership that in turned owned warrants of a company formed for the purpose of affecting a leveraged buyout. The foregoing are only examples or pertinent facts, and do not limit the types of facts that may be responsive to this question.

Internal Use Only. Not for Public Distribution.
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Exhibit B
Overview of Pre-Clearance and Reporting Requirements

1.	Prohibited Securities and Personal Investment Transactions:
	•	Short Selling of Prudential plc Securities (NYSE: PUK)
	•	Short-Term Trading (thirty (30) day round trip)*
	•	Options and Futures on individual Securities held by the Fund(s)*
* Applies only to Access Persons

2.	Securities Transactions Requiring Reporting and Pre-Clearance (Complete Pre-Clearance Form, and have broker deliver Brokerage Statements):
	•	Purchase or sale of an IPO
	•	Purchase or sale of a Private Placement or Limited Offering
	•	All Securities transactions, except those excluded in Section 3 and Section 4 below*
* Applies only to Access Persons

3.	Securities Transactions Subject to Reporting Requirements (Brokerage Statements) but not Subject to Pre-Clearance Requirements:
•
Purchases effected upon the exercise rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired

	•	Purchase or Sales of Securities which at the time of such purchase or sale, are included in a Fund, which has as its investment objective, the replication of an index of Securities
	•	Purchases or sales of ETFs
	•	Purchases or sales of reportable funds

4.	Securities Transaction not Subject to Pre-Clearance and Reporting:
	•	Purchase or sale of shares of registered open-end investment companies (i.e., mutual funds) that are unaffiliated with the Funds or the Adviser
	•	Purchase or sale of shares of money market funds or money market instruments as may be designated by the Chief Compliance Officer (or his/her designee)
	•	Purchase or sale of any unit investment trust that is invested exclusively in one or more open-end investment companies (i.e., mutual funds) that are unaffiliated with the Funds or its Adviser
	•	Purchase or sale of direct obligations of the Government of the United States
	•	Purchase or sale of bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements
•
Purchase or sale of shares effected for any account over which such person does not have any direct or indirect influence (i.e. non-discretionary trust fund, discretionary investment advisory account managed by a third-party)

•
Purchase or sale pursuant to an Automatic Investment Plan, however, any transaction that overrides the pre-set schedule or allocations of such Automatic Investment Plan may require pre-clearance and may be included in a the other reporting requirements

Internal Use Only. Not for Public Distribution.
13 of 14	rev. 03/2013

Exhibit C
CODE OF ETHICS

ACCESS PERSONS –Includes directors, trustees, managers, officers, associates who obtain or have access to non-public or confidential information about Funds’ purchase or sale of Securities and/or portfolio holdings in the course of their normal work.

SUPERVISED PERSONS – Includes all FINRA-registered persons of JNLD and all Access Persons.

Internal Use Only. Not for Public Distribution.
14 of 14	rev. 03/2013